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                                                                    Exhibit 10.3


                        EXECUTIVE EMPLOYMENT AGREEMENT

                               EGGHEAD.COM, INC.

                          DJ & J SOFTWARE CORPORATION

                                GEORGE P. ORBAN



                                                  Dated as of September 20, 1999
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                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement (this "Agreement") between Egghead.com, Inc. ("Egghead"), a Washington corporation, DJ & J Software Corporation ("DJ& J"), a Washington corporation, and George P. Orban ("Executive") is dated and entered into as of September 20, 1999. Egghead and DJ& J are hereinafter referred to collectively as the "Company".

     In consideration of the mutual covenants and promises contained herein, the Company and the Executive agree as follows:

     1.   Employment

     The Company will continue to employ the Executive and the Executive will continue to serve as its Chairman and Chief Executive Officer, with duties and responsibilities customarily associated with such position. The Executive will perform such additional duties as may be assigned from time to time by the Board of Directors of the Company which relate to the business of the Company, its subsidiaries or any business ventures in which the Company or its subsidiaries may participate. Subject to and consistent with the Company's Articles of Incorporation and Bylaws and subject to and consistent with its responsibilities under law, the Board of Directors of the Company, during the Term, will include the Executive as a part of the appropriate slate of directors for whom it solicits proxies in connection with the annual meeting of shareholders.

     2.   Attention and Effort

     The Executive will devote his full business time, attention and effort to the Company's business and will use his skills and render services to the best of his ability to serve the interests of the Company.

     3.   Term

     The Executive's term of employment under this Agreement shall commence on the date hereof and shall continue until terminated pursuant to Section 6 of this Agreement (the "Term").
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     4.   Compensation

          4.1  Base Salary

     The Executive's compensation shall consist, in part, of an annual base salary of $300,000 before all customary payroll deductions (the "Base Salary"). The Base Salary shall be paid in substantially equal installments at the same intervals as other officers of the Company are paid.

     5.   Benefits and Expenses

          5.1  Expenses

     The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

          5.2  Benefits

     During the term of employment hereunder, the Executive shall be entitled to participate fully in any benefit plans, programs, policies and any fringe benefits which may be made available to the senior executives of the Company generally (except incentive and other bonus plans other than as specifically contemplated in this Agreement), including but not limited to medical, dental, disability, pension and retirement benefits, life insurance and other death benefits.

     6.   Termination

     Employment of the Executive pursuant to this Agreement may be terminated as follows but in any case, the provisions of Sections 9 and 10 shall survive the termination of the Executive's employment

          6.1  By the Company

     With or without Cause (as defined below), the Board of Directors may terminate the employment of the Executive at any time during the Term upon giving Notice of Termination (as defined below).

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          6.2  By the Executive

     The Executive may terminate his employment at any time during the Term for any reason upon giving Notice of Termination. Executive shall be deemed to have Good Reason for termination if any of the following should occur:

     (a) a material adverse change in Executive's position causing it to be of materially less stature or responsibility, including but not limited to a material change in job title or job responsibilities, without Executive's written consent, provided, however, the anticipated change in Executive's job title and job responsibilities in connection with the pending merger with Onsale, Inc. shall not constitute such a material change;

     (b) a reduction in Executive's salary without his written consent;

     (c) a relocation of the Executive's principal place of employment away from the greater Portland, Oregon/Vancouver, Washington metropolitan area

          6.3  Automatic Termination

     Employment shall terminate automatically upon death or total disability of the Executive. The term "total disability" as used herein, shall mean an inability to perform the duties set forth in Section 1 because of illness or physical or mental disability for a period equal to the waiting period for Executive to be eligible for coverage under the Company's long term disability insurance, unless the Executive is granted a leave of absence by the Board of Directors of the Company. Executive and the Company hereby acknowledge that the Executive's ability to perform the duties specified in Section 1 is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon the Executive's death or 30 days following a Notice of Termination based upon a determination by the Board of Directors of the Company of the Executive's total disability, as defined herein.

          6.4  Notice

     The term "Notice of Termination" shall mean written notice of termination of the Executive's employment. At the election of the Company, as set forth in the Notice of Termination, the Executive's employment and performance of services may continue for a period of 30 days following the Notice of Termination. Otherwise the Executive's employment shall terminate effective upon receipt of the Notice of Termination, provided that the Executive shall be entitled to termination payments in accordance with Section 7.

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          6.5  Cause

     Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" means cause given by the Executive to the Company and is limited to the following:

            (i) Conviction of a felony or of a crime involving moral turpitude;

            (ii)   Continued misuse of alcohol or controlled substances; or

            (iii) The willful misconduct or gross negligence of the Executive which results in a material adverse effect on the Company.

     7.   Termination Payments

     In the event of termination of the employment of the Executive during the Term, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 7:

          7.1    Termination by the Company

     If the Board of Directors terminates the Executive's employment during the Term, the Executive shall be entitled to receive (i) any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective, and (ii) one year annual base salary of $300,000, payable in a lump sum within 30 days after termination; provided, however, that if the Executive is terminated by the Board of Directors for Cause, the Executive shall not be entitled to receive the benefits set forth in clause (ii).

          7.2    Termination by the Executive Other Than for Good Reason

     If the Executive terminates his employment during the Term other than for Good Reason, the Executive shall not be entitled to receive any payments hereunder other than any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective.

            7.3  Termination by the Executive for Good Reason

     If the Executive terminates his employment during the Term for Good Reason, as defined in Section 6.2, the Executive shall be entitled to receive (i) any unpaid Base Salary which has accrued for services already performed as of the date of termination,
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and (ii) one year annual base salary of $300,000, payable in a lump sum within
30 days after termination

          7.4    Termination Because of Death or Total Disability

     Except as provided in section 8, in the event of a termination of the Executive's employment during the Term because of his death or total disability, the Executive or his personal representative shall not be entitled to receive any payments under this Section 7 other than any unpaid Base Salary which has accrued for services already performed as of the date termination of the Executive's employment becomes effective.

            7.5  Limitation on Termination Payments

     It being the intent of the parties that Executive shall not receive both a termination payment and the payment described in Section 8, Executive shall not be entitled to receive any termination payments (other than unpaid Base Salary for services already performed) under this Section 7 if he has become entitled to or has been paid the payment described in Section 8 of this Agreement..

     8.  Retention Bonus

     In order to induce Executive to remain employed through any sale or merger of the Company and to assist the Company in connection with such sale or merger, the Company agrees that if it enters into, or is party to, an agreement to liquidate its business during the Term, either through the sale of substantially all of its assets for cash, stock or other property, or through a merger or other business combination in which the holders of voting stock of the company before such transaction own less than 50% of the voting stock of the combined or surviving company following such transaction, the Executive shall be entitled to receive a retention bonus of $300,000.00, provided that the Executive continues his employment and carries out his responsibilities under this Agreement in connection with such liquidation, sale, merger or business combination, through December 31, 1999. Such amount shall be paid in a lump sum within ten (10) (10) days following December 31, 1999. In the event Executive should die or become totally disabled following the execution of an agreement under which the Company is to be sold, merged, combined or liquidated, but prior to December 31, 1999, the Company will pay the $300,000 bonus described in this Section to Executive in the event of total disability or to his estate within thirty (30) days of December 31, 1999.

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     9.   Noncompetition and Nonsolicitation

          9.1  Applicability

     This Section 9 shall survive the termination of the Executive's employment with the Company or the expiration of the term of this Agreement.

          9.2  Scope of Competition

     The Executive agrees that he will not, directly or indirectly, prior to the date on which his employment with the Company terminates or August 31, 2000, whichever is later, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any person or entity which derives more than thirty percent (30%) of its revenues from computer hardware or software sales in competition with the Company (including, without limitation, sale or resale over, by or through the Internet or other electronic means) in the United States, unless released from such obligation in writing by the Company's Board of Directors. The Executive shall be deemed to be connected with such business if such business is carried on by a partnership, corporation or association of which he is an employee, member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by the Executive of shares which constitute less than 2% of the outstanding equity securities of a publicly or privately held corporation.

          9.3  Scope of Nonsolicitation

     The Executive shall not, in addition, directly or indirectly (i) solicit, influence or entice any employee or consultant of the Company to cease his relationship with the Company or (ii) solicit, entice or in any way divert any customer or supplier of the Company to do business with an entity described herein. This Section 9.3 shall apply during the time period and geographical area described in Section 9.2 hereof.

          9.4  Equitable Relief

     The Executive acknowledges that the provisions of this Section 9 are essential to the Company, that the Company would not enter into this Agreement if it did not include covenants not to compete or solicit and that damages sustained by the Company as a result of a breach of such covenants cannot be adequately remedied by damages, and the Executive agrees that the Company, notwithstanding any other provision of this Agreement, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including without

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limitation this Section 9. The Executive acknowledges that the covenants in this
Agreement are reasonable and that compliance with such covenants will not prevent him from pursuing his livelihood.

          9.5  Effect of Violation

     The Executive and the Company agree that additional consideration has been given for the Executive entering into the noncompetition and nonsolicitation provisions of this Agreement and the Nondisclosure Agreement described in
Section 10, such additional consideration including, without limitation certain provisions for termination payments pursuant to Section 7 and other payments pursuant to Section 8 of this Agreement. Violation by the Executive of such noncompetition and nonsolicitation provisions or the Nondisclosure Agreement shall relieve the Company of any obligation it may have to make such termination payments and other payments, but shall not relieve the Executive of his obligation hereunder not to compete or solicit.

          9.6  Definition of the Company

     For purposes of Sections 9.2 and 9.3 hereof, "the Company" shall include all subsidiaries of the Company, the Company's parent corporation and any business ventures in which the Company, its subsidiaries or its parent corporation may participate.

     10.  Nondisclosure

     As a condition of his employment hereunder, the Executive has executed and delivered to the Company an agreement addressing the nondisclosure of confidential information (the "Nondisclosure Agreement") in the form attached hereto as Exhibit A and incorporated herein by reference as if set forth in full herein, which Nondisclosure Agreement shall survive the termination of the Executive's employment.

     11.  Form of Notice

     Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally, by courier, by facsimile transmission (with hard copy delivered by overnight courier) or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

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     If to the Executive:      George P. Orban
                               10 - 17th Avenue South
                               Naples, FL 33940-7401

     If to the Company:        Egghead.com, Inc.
                               521 E. Chkalov Drive
                               Vancouver, WA 98683
                               ATTN:  Chief Financial Officer


     Copy to:                  David F. McShea
                               Perkins Coie
                               1201 Third Avenue, 40th Floor
                               Seattle, Washington 98101

or such other address as shall be provided in accordance with the terms hereof. Notice shall be effective upon personal delivery, delivery by courier, receipt of facsimile transmission or three days after mailing.

     12.  Assignment

     The Executive agrees that this Agreement may be transferred or assigned by the Company to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business, and such assignee or transferee shall succeed to the rights and obligations of the Company hereunder. This Agreement is not assignable by the Executive.

     13.  Waiver

     No waiver of any of the provisions hereof shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

     14.  Amendments in Writing

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified,

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waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

     15.  Applicable Law

     This Agreement shall be governed by the substantive laws of the state of Washington, without regard to its conflicts of laws provisions.

     16.  Severability

     All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.

     17.  Headings

     All headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

     18.  Attorneys

     In any action or proceeding brought by any party against the other arising out of or relating in any way to this Agreement, the prevailing party shall, in addition to other allowable costs, be entitled to an award of reasonable attorneys' fees.

     19.  Previous Employment Agreement

     This Agreement replaces and fully supersedes the Executive Employment Agreement entered into between Egghead, Inc., the predecessor to the Company, and Executive dated January 31, 1997. All provisions of such previous agreement are void and no longer in effect.

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     IN WITNESS WHEREOF, the parties have executed and entered into this
Agreement on the date set forth above.

                              EXECUTIVE:

                              /s/ GEORGE P. ORBAN
                              --------------------------
                              George P. Orban

                              COMPANY:

                              EGGHEAD.COM, INC.

                              By /s/ BRIAN BENDER
                                 ----------------------
                                 Brian Bender
                                 Its Vice President, Chief Financial Officer
                                 and Secretary

                              DJ & J SOFTWARE CORPORATION


                              By /s/ BRIAN BENDER
                                 ----------------------
                                 Brian Bender
                                 Its Vice President, Chief Financial Officer
                                 and Secretary

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